EXHIBIT 10.40



                     STOCK OPTION AGREEMENT


          THIS AGREEMENT, dated May 21, 1999, between REYNOLDS
METALS COMPANY, a Delaware corporation ("Reynolds"), and [INIT]
[NAME] ("Optionee").

          WHEREAS, the Committee designated to administer the Reynolds Metals Company 1999 Nonqualified Stock Option Plan ("Plan") has selected Optionee as an Eligible Employee (as defined in the Plan) to whom an option is to be granted under the Plan, and has recognized that through Optionee's efforts and because of Optionee's responsibilities, Optionee is in a position to contribute substantially to the overall success and growth of Reynolds;

          NOW, THEREFORE, the parties agree as follows:

               1. Reynolds grants to Optionee an option to purchase from Reynolds the number of shares of its Common Stock, no par value, listed on the Schedule(s) hereto and executed by Reynolds and Optionee, at the prices indicated opposite such shares on such Schedule(s), and otherwise in accordance with the terms and conditions stated in the Plan.

               2. Subject to the terms of the Plan, the option shall be exercisable in whole or part, from time to time, on and after the date or dates indicated opposite such shares on the Schedule(s) hereto, but in no event later than the earlier of (a) ten years from the date of the grant or (b) the date specified in the Plan relating to Optionee's termination of employment with Reynolds and its subsidiaries. No option may be exercised for less than 100 shares of Common Stock unless the Optionee is electing to exercise all the remaining options then exercisable on the applicable Schedule.

               3. This Agreement is at all times subject to the terms and conditions of the Plan, which terms and conditions are incorporated herein by reference. Optionee is aware that under the Plan no option may be exercised if his or her employment terminates for any reason within one year of the date of the grant, except as otherwise permitted under the terms of the Plan.

               4. All notices to Reynolds must be in writing, addressed to the Director, Employee Financial Services,
          Reynolds Metals Company, 6601 West Broad Street,
          Richmond, Virginia 23230-1701, and are effective upon receipt.

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               5.  The effectiveness of this Agreement and of any
          grant of an option hereunder are subject to compliance with all applicable laws and regulations and to receipt of any governmental approvals necessary for the performance by the parties of their obligations hereunder, including but not limited to compliance with and approvals under all applicable exchange control and securities laws.

          IN WITNESS WHEREOF, Reynolds and Optionee have executed this Agreement in duplicate as of the date first above written.

                              REYNOLDS METALS COMPANY




                              By_______________________________



                              _________________________________
                                        Optionee